UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Haynes International, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 29, 2018 (the “Original Form 8-K”), which reported, among other things, the appointment of Michael L. Shor to serve as interim President and Chief Executive Officer of the Company.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, the Company entered into an Interim Executive Employment Agreement (the “Employment Agreement”) with Michael L. Shor, its interim President and Chief Executive Officer.  Pursuant to the Employment Agreement, Mr. Shor agrees to serve as the interim President and Chief Executive Officer of the Company until his successor is elected by the Board of Directors and to devote his full business time and attention to rendering his services under the Employment Agreement.  Mr. Shor will be entitled to (a) receive a base salary at a rate of $400,000 per year, (b) participate in the Company’s 2018 Management Incentive Plan (“MIP”) with a $250,000 target bonus which will be prorated based on the number of months he serves as interim President and Chief Executive Officer; provided that he will not be eligible for any bonus amount in excess of the pro-rated target bonus regardless of the performance of the Company or the achievement of the performance metrics under the MIP at a level greater than target, (c) a grant of 5,000 shares of restricted stock issued under the Company’s 2016 Equity Incentive Plan (the “Plan”), (d) a grant of an option to purchase 15,000 shares of the Company’s Common Stock issued pursuant to the Plan and (e) reimbursement of travel and housing expenses incurred in commuting to and form and working in Kokomo, Indiana.  The restricted stock and options will vest upon the earliest of the completion of Mr. Shor’s tenure as interim President and Chief Executive Officer, one year from the grant date and Mr. Shor’s death or Disability, as defined in the Plan.  Mr. Shor will also be entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans.

The Employment Agreement provides for certain non-solicitation, non-disparagement, confidentiality and cooperation undertakings.  The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed with the Company’s report on Form 10-Q for the quarterly period ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: June 1, 2018	By:	/s/ Janice W. Gunst
Janice W. Gunst
Vice President-General Counsel & Corporate Secretary